Exhibit 99.2

Orrstown Financial Services, Inc. to Acquire Hamilton Bancorp, Inc.

SHIPPENSBURG, PA—October 23, 2018 (GLOBE NEWSWIRE) — Orrstown Financial Services, Inc. (NASDAQ: ORRF) (“Orrstown”) and Hamilton Bancorp, Inc. (NASDAQ: HBK) (“Hamilton”) today announced the signing of a definitive agreement under which Hamilton will merge with and into Orrstown. Hamilton shareholders will receive a combination of stock and cash currently valued at $58.5 million.

Under the terms of the agreement, Hamilton shareholders will receive 0.54 shares of Orrstown common stock and $4.10 per share in cash for each share of Hamilton common stock owned by them. The cash consideration is subject to reduction based on potential losses, write-downs, or reserves related to certain identified loans. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.

The combination is expected to create significant value for both Orrstown and Hamilton shareholders. Including the impact of merger-related benefits and charges, the transaction is projected to result in earnings per share accretion of approximately 8% in 2020, with an internal rate of return of approximately 18.6% and a tangible book value earn back period of approximately 1.3 years.

Upon completion of the transaction, the combined company is expected to have approximately $2.5 billion in assets, $1.7 billion in loans and $2.1 billion in deposits. With its combined lending teams, business development officers, and branch network in south central Pennsylvania and Maryland, the combined organization will be better positioned to serve the businesses and consumers in its marketplaces.

The transaction is expected to close in the second quarter of 2019. Following the closing, one of Hamilton’s current directors, to be mutually agreed upon, will be added to the boards of directors of Orrstown and Orrstown Bank. In addition, Ellen R. Fish, Executive Vice President of Hamilton, will join Orrstown as Executive Vice President and Senior Lender for the Greater Baltimore region.

“We are thrilled to welcome Hamilton Bank to the Orrstown family,” said Thomas R. Quinn, Jr., President and CEO of Orrstown. “By joining Hamilton and Orrstown together, our institutions, shareholders, and customers will benefit greatly from our expanded footprint, enhanced products and services, and robust technology offerings. As Orrstown marks its 100th anniversary in 2019, we will continue to remain true to our community banking roots in all of the markets we serve. This merger affords us an immediate presence in one of the most populous regions in the country, and in a market that is strategically situated for Orrstown’s future growth. I would like to personally thank Bob DeAlmeida and his team for their leadership throughout this process and for their continued support during the upcoming transition.”

Bob DeAlmeida, President and CEO of Hamilton, added, “I am proud of the Hamilton team and the many years of service to our customers. We built and grew a great bank. Today, I am excited to announce the partnership with Orrstown that will allow us to better serve our customers through expanded products and services. This merger will result in a stronger competitive bank in the Baltimore area which is focused on providing a great customer experience. Our goal, through the combination of Hamilton and Orrstown, is to build an incredibly strong community bank which has the size and resources to meet the needs of our customers today and well into the future.”

The definitive agreement has been unanimously approved by the boards of directors of Orrstown and Hamilton. The completion of the transaction is subject to Hamilton’s stockholder approval and customary regulatory approvals. All Hamilton directors, who own shares of Hamilton’s outstanding common stock, have entered into voting agreements to vote their shares in favor of the transaction.

Hovde Group, LLC served as financial advisor and Goodwin Procter LLP served as legal counsel to Orrstown. Keefe, Bruyette & Woods, Inc. served as financial advisor and Luse Gorman, P.C. served as legal counsel to Hamilton.

About Orrstown

With approximately $1.9 billion in assets following the acquisition of Mercersburg Financial Corporation on October 1, 2018, Orrstown Financial Services, Inc. and its wholly-owned subsidiaries, Orrstown Bank and Wheatland Advisors, Inc., provide a wide range of consumer and business financial services through banking and financial advisory offices in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Washington County, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on NASDAQ (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com. For more information about Wheatland Advisors, Inc., visit www.wheatlandadvisors.com.

About Hamilton

Founded in 1915, Hamilton Bank is a community bank with $525.3 million in assets and $54.9 million in shareholders’ equity. The bank has 72 full-time equivalent employees and operates seven branch locations across Greater Baltimore, serving the communities of Cockeysville, Pasadena, Rosedale, Towson, Ellicott City, and Baltimore in Maryland. Whether online or on the corner, Hamilton Bank is a community bank that cares about its customers. For more information about Hamilton, visit www.Hamilton-Bank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding the anticipated closing date of the transaction, estimated cost savings, tangible book value dilution and expected earn-back, the amount of accretion of the transaction to Orrstown’s earnings, internal rate of return, return on average assets and return on tangible common equity, and reflect the current views of Orrstown’s management with respect to, among other things, future events and Orrstown’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would,” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Orrstown’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Orrstown’s control. Accordingly, Orrstown cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Orrstown believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following factors, among others listed in Orrstown’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, could cause the actual results of Orrstown’s operations to differ materially from expectations: failure to obtain the approval of the shareholders of Hamilton in connection with the proposed acquisition; the timing to consummate the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied; the risk that a regulatory approval that may be required for the proposed acquisition is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed acquisition; the parties’ ability to successfully integrate operations in the proposed acquisition; the effect of the announcement of the proposed acquisition on the ability of Hamilton to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. The foregoing list of factors is not exhaustive.

If one or more events related to these or other risks or uncertainties materialize, or if Orrstown’s underlying assumptions prove to be incorrect, actual results may differ materially from what Orrstown anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Orrstown does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Orrstown to predict those events or how they may affect it. In addition, Orrstown cannot assess the impact of each factor on Orrstown’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Orrstown or persons acting on Orrstown’s behalf may issue. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. In addition, please refer to the Risk Factors listed in Orrstown’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures

This document makes references to non-GAAP financial measures incorporating tangible equity and related measures. These measures are commonly used by investors in evaluating business combinations and financial conditions.

The calculation of tangible book value dilution includes transaction costs related to the business combination, including professional fees, severance, contract terminations, system conversion costs, and other one-time costs of the transaction. These costs are subtracted from equity as if they are all recorded by Orrstown at the time the acquisition is completed. These adjustments are stated net of a tax benefit based on the estimated tax deductibility of the projected costs.

Transaction costs are not included in reference to related earnings, including references to earnings accretion and cost save estimates. Orrstown anticipates that the transaction costs will total $7.4 million, pre-tax. It is presently undetermined as to which of these transaction costs will be recorded by Orrstown and which will be recorded by Hamilton. Accordingly, Orrstown is presently unable to estimate GAAP earnings related measures.

Non-GAAP measures are not a substitute for GAAP measures; they should be read and used in conjunction with Orrstown’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Additional Information and Where to Find It

In connection with the proposed acquisition, Orrstown will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Hamilton and a Prospectus of Orrstown as well as other relevant documents concerning the proposed acquisition. Investors and stockholders are encouraged to read the Registration Statement and Proxy Statement/Prospectus regarding the proposed acquisition when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Orrstown and Hamilton, may be obtained from the SEC’s website, www.sec.gov as they become available. Copies of the Registration Statement and Proxy Statement/Prospectus (when available) and the filings that will be incorporated therein by reference may also be obtained, free of charge, from Orrstown’s website, www.orrstown.com, or by contacting Orrstown’s Executive Vice President and Chief Financial Officer, David P. Boyle, at (717) 530-2294.

Certain Information Regarding Participants

Orrstown and Hamilton and their respective directors, executive officers, other members of management, and employees may be deemed to be participants in the solicitation of proxies of Hamilton shareholders in connection with the proposed transaction. You can find information about Hamilton’s and Orrstown’s executive officers and directors in the materials filed by Hamilton and Orrstown with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the proxy statement filed by Hamilton with the SEC on July 19, 2018 and other relevant documents regarding the proposed merger to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Investor and Media Contacts:

Orrstown Investor Relations Contacts:	Thomas R. Quinn, Jr. President & Chief Executive Officer (717) 530-2602 David P. Boyle Executive Vice President and Chief Financial Officer (717) 530-2294

Hamilton Investor Relations Contact:	Robert DeAlmeida President and Chief Executive Officer (410) 823-4510

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